SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

New Hampshire Thrift Bancshares, Inc.

(Exact name of registrant as specified in its charter)

NH	0-17859	02-0430695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Main Street, Newport, NH	03773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 863-0886

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 12, 2011, New Hampshire Thrift Bancshares, Inc. (the “Corporation”) held its Annual Meeting of Shareholders (the “Annual Meeting”). The Corporation’s stockholders approved each of the proposals detailed in the Corporation’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 25, 2011.

The proposals voted on by the stockholders at the Annual Meeting were as follows:

1.	The Corporation’s stockholders elected three individuals to the Board of Directors as set forth below:

Nominees	Votes For	Withheld	Broker Non-Votes
Leonard R. Cashman	2,421,489	39,705	1,775,523
Stephen W. Ensign	2,330,696	130,498	1,775,523
Michael T. Putziger	2,384,858	76,336	1,775,523

2.	The Corporation’s stockholders ratified the appointment by the Board of Directors of Shatswell, MacLeod & Co., P.C. as the independent registered public accounting firm of the Corporation for the fiscal year ending December 31, 2011, as set forth below:

Votes For	Votes Against	Abstain
4,208,010	22,515	6,192

3.	The Corporation’s stockholders approved an advisory proposal on the Corporation’s executive compensation philosophy, policies and procedures, as set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
2,311,403	107,675	42,116	1,775,523

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

Date: May 16, 2011	By:	/s/ Stephen R. Theroux
	Name:	Stephen R. Theroux
	Title:	President